CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in T. Rowe Price Blue Chip Growth Portfolio's (one of the Portfolios comprising T. Rowe Price Equity Series, Inc.) Registration Statement on Form N-1A.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
December 11, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in T. Rowe Price Equity Index 500 Portfolio's (one of the Portfolios comprising T. Rowe Price Equity Series, Inc.) Registration Statement on Form N-1A.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
December 11, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in T. Rowe Price Health Sciences Portfolio's (one of the Portfolios comprising T. Rowe Price Equity Series, Inc.) Registration Statement on Form N-1A.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
December 11, 2000